UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2010

NetFabric Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21419	76-0307819
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

299 Cherry Hill Road, Parsippany, NJ 07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code   -   (973) 537-0077

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes In Registrant’s Certifying Accountant.

On July 8, 2010, the Board of Directors of NetFabric Holdings, Ind. (the “Company”) appointed Arik Eshel, CPA & Assoc., PC (“Arik Eshel”) as the Independent Registered Public Accounting Firm of the Company.

During the Company’s two  most recent fiscal years and through July 8, 2010, the Company did not consult with Arik Eshel on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Arik Eshel did not provide either a written report or oral advice to the Company that Arik Eshel concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements And Exhibits

(d)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFABRIC HOLDINGS, INC.

Date: July 13, 2010	By:	/s/ Vasan Thatham
Name: Vasan Thatham
Title: Chief Financial Officer